UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 10, 2006
AMERISAFE, INC.
(Exact Name of Registrant as Specified in Charter)

Texas (State or Other Jurisdiction of Incorporation)	000-51520 (Commission File Number)	75-2069407 (IRS Employer Identification No.)
2301 Highway 190 West
DeRidder, Louisiana 70634
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (337) 463-9052

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Form of Restricted Stock Award Agreement

Item 1.01. Entry into a Material Definitive Agreement.
     On March 10, 2006, the Compensation Committee of the Board of Directors of AMERISAFE, Inc. (the “Company”) approved incentive compensation awards to each of the Company’s executive officers for services rendered in 2005. The awards are comprised of cash bonuses and grants of restricted common stock, as follows:

	Cash Bonus	Shares of Restricted Stock
C. Allen Bradley, Jr.	$225,000	7,035
Chairman, President, and Chief Executive Officer

Geoffrey R. Banta	$105,000	3,283
Executive Vice President and Chief Financial Officer

Arthur L. Hunt	$105,000	3,283
Executive Vice President, General Counsel and Secretary

Craig P. Leach	$75,000	2,345
Executive Vice President, Sales and Marketing
The restricted stock awards were made pursuant to the Company’s 2005 Equity Incentive Plan (the “Plan”), and will vest on the first anniversary of the date of grant. The restricted stock awards are evidenced by Restricted Stock Award Agreements, the form of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description
10.1	Form of Restricted Stock Award Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISAFE, INC.
By:	/s/ Arthur L. Hunt
Arthur L. Hunt, Executive Vice President,
General Counsel and Secretary

Date: March 15, 2006